Exhibit 10.84.1

                                                                  Execution Copy

                          PLEDGE AND SECURITY AGREEMENT



         THIS PLEDGE AND SECURITY AGREEMENT (this "Security Agreement") is entered into as of March 31, 2004 by and among HEADWATERS INCORPORATED, a Delaware corporation (the "Borrower") and each of the subsidiaries of the Borrower listed on the signature pages hereto (collectively, the "Initial Grantors" and together with any additional Domestic Subsidiaries, whether now existing or hereafter formed which become parties to this Security Agreement by executing a Supplement hereto in substantially the form of Annex I, the "Grantors"), and BANK ONE, NA (Main Office Chicago), in its capacity as administrative agent (the "Administrative Agent") for the lenders party to the Credit Agreement referred to below (collectively, the "Lenders").


                              PRELIMINARY STATEMENT

         The Borrower, the Administrative Agent and the Lenders are entering into a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.


         ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Holders of Secured Obligations, hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         1.2. Terms Defined in New York UCC. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.

         1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

         "Accounts" shall have the meaning set forth in Article 9 of the New York UCC.

         "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

         "Chattel Paper" shall have the meaning set forth in Article 9 of the New York UCC.

         "Collateral" means all Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, Goods, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, Supporting Obligations and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

         "Commercial Tort Claims" means those certain currently existing commercial tort claims of any Grantor, including each commercial tort claim specifically described in Exhibit E.

         "Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

         "Default" shall have the meaning set forth in the Credit Agreement.

         "Deposit Accounts" shall have the meaning set forth in Article 9 of the New York UCC.

         "Documents" shall have the meaning set forth in Article 9 of the New York UCC.

         "Equipment" shall have the meaning set forth in Article 9 of the New York UCC.

         "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

         "Fixtures" shall have the meaning set forth in Article 9 of the New York UCC.

         "General Intangibles" shall have the meaning set forth in Article 9 of the New York UCC.

         "Goods" shall have the meaning set forth in Article 9 of the New York UCC.

         "Instruments" shall have the meaning set forth in Article 9 of the New York UCC.

         "Inventory" shall have the meaning set forth in Article 9 of the New York UCC.

         "Investment Property" shall have the meaning set forth in Article 9 of the New York UCC.

         "New York UCC" means the New York Uniform Commercial Code as in effect from time to time.

         "Other Collateral" means any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Pledged Deposits, including, without limitation, all cash on hand, letter-of-credit rights, letters of credit, Stock Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all real and personal property of the Grantors.

         "Pledged Deposits" means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Administrative Agent or to any Holder of Secured Obligations as security for any Obligation, and all rights to receive interest on said deposits.

         "Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

         "Required Secured Parties" means (x) prior to an acceleration of the Secured Obligations under the Credit Agreement, the Required Lenders, (y) after an acceleration of the Secured Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the Secured Obligations thereunder have been paid in full, Lenders and their Affiliates holding in the aggregate more than 50% of the total of (i) the unpaid principal amount of the outstanding Loans and LC Obligations and (ii) the aggregate net early termination payments and all other amounts then due and unpaid from the Borrower to the Lenders or their Affiliates under Rate Management Transactions, as determined by the Administrative Agent in its reasonable discretion, and (z) after the Credit Agreement has terminated by its terms and all of the Secured Obligations thereunder have been paid in full (whether or not the Secured Obligations under the Credit Agreement were ever accelerated), Lenders and their Affiliates holding in the aggregate more than 50% of the aggregate net early termination payments and all other amounts then due and unpaid from the Borrower to the Lenders or their Affiliates under Rate Management Transactions, as determined by the Administrative Agent in its reasonable discretion.

         "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

         "Security" has the meaning set forth in Article 8 of the New York UCC.

         "Stock Rights" means any securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

         "Supporting Obligation" shall have the meaning set forth in Article 9 of the New York UCC.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

         Each of the Grantors hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Holders of Secured Obligations and (to the extent specifically provided herein) their Affiliates, a security interest in all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Each of the Initial Grantors represents and warrants to the Administrative Agent and the Holders of Secured Obligations, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:

         3.1. Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 6.12 of the Credit Agreement, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate, limited liability company or partnership, as applicable, other proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit C, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing, subject only to prior and junior Liens permitted under Section 6.12 of the Credit Agreement.

         3.2. Principal Location. Such Grantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit A; such Grantor has no other places of business except those set forth in Exhibit A.

         3.3. Property Locations. The Inventory, Equipment and Fixtures of each Grantor are located solely at the locations of such Grantor described in Exhibit
A. All of said locations are leased by such Grantor except for locations (i) designated on Exhibit A as owned by such Grantor and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by such Grantor, with respect to which Inventory such Grantor has delivered bailment agreements, warehouse receipts, financing statements or other documents reasonably satisfactory to the Administrative Agent to protect the Administrative Agent's and the Holders of Secured Obligations' security interest in such Inventory.

         3.4. No Other Names. Except as disclosed in Schedule 3.4, such Grantor has not conducted business under any name except the name in which it has executed this Security Agreement, which is the exact name as it appears in such Grantor's organizational documents, as amended, as filed with such Grantor's jurisdiction of organization as of the Closing Date.

         3.5. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Grantor are and will be, taken as a whole, materially free of error in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, when taken together with the other Accounts and Chattel Paper and all records relating thereto, are materially free from error.

         3.6. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Holders of Secured Obligations as the secured party and (ii) in respect of Liens permitted by Section 6.15 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.15 of the Credit Agreement, except to the extent permitted therein.

         3.7. Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Such Grantor's federal employer identification number is, and if such Grantor is a registered organization, such Grantor's State of organization, type of organization and State of organization identification number and is, as set forth in Exhibit C.

         3.8. Pledged Securities and Other Investment Property. Exhibit D sets forth a complete and accurate list of the Instruments, Securities and other Investment Property delivered to the Administrative Agent. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit D as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Holders of Secured Obligations hereunder. Each Grantor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other equity interests) of the respective issuers thereof indicated on Exhibit D hereto and (ii) with respect to any certificates delivered to the Administrative Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the New York UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible.

                                   ARTICLE IV
                                    COVENANTS

         From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:

         4.1. General.

                  4.1.1 Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Administrative Agent to file, and if reasonably requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 6.15 of the Credit Agreement (except to the extent permitted therein); provided, that nothing herein shall be deemed to constitute an agreement to subordinated any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.15 of the Credit Agreement. Such financing statements may describe the

         Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.

                  4.1.2 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

         (i) preserve its existence and corporate structure as in effect on the Closing Date;

         (ii)     not change its jurisdiction of organization;

         (iii) not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit A; and

         (iv) not (i) have a Substantial Portion of the Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by the Credit Agreement) at a location other than a location specified in Exhibit A or (ii) change its name or taxpayer identification number unless, in each such case, such Grantor shall have given the Administrative Agent prior written notice of such event or occurrence and such Grantor shall have taken such steps as are reasonably necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent's security interest in the Collateral owned by such Grantor.

                  4.1.3 Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any Financing Statement authorized under Section 4.1.1 hereof.

         4.2. Receivables.

                  4.2.1 Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor.

                  4.2.2 Delivery of Invoices. Each Grantor will deliver to the Administrative Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Administrative Agent shall specify.

         4.3. Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist), (ii) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Administrative Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Administrative Agent shall specify, and (iv) upon the Administrative Agent's request, after the occurrence and during the continuance of a Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral; provided, however, that this
Section 4.3 shall not have any application with respect to Instruments, Securities, Chattel Paper, Documents and Pledged Deposits used by the Borrower in connection with Margin Activities permitted under the Credit Agreement.

         4.4. Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. Each Grantor will use all commercially reasonable efforts, with respect to Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding anything in this Section 4.4 to the contrary, this Section 4.4 shall not have any application with respect to Investment Property used by the Borrower in connection with Margin Activities permitted under the Credit Agreement.

         4.5. Stock and Other Ownership Interests.

                  4.5.1 Changes in Capital Structure of Issuers. No Grantor will
         (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral owned by such Grantor to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing, except in each case to the extent permitted under
         Section 6.11 of the Credit Agreement.

                  4.5.2 Issuance of Additional Securities. No Grantor will permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor; provided, however, that this Section 4.5.2 shall have no application with respect to any corporation, partnership, joint venture or limited liability company which is not a Subsidiary of such Grantor (including, without limitation, Persons in which a Permitted Alternative Fuel Acquisition has been made).

                  4.5.3 Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registerable Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Secured Parties following the occurrence and during the continuance of a Default and without any further consent of such Grantor; provided, however, that this Section 4.5.3 shall not have any application with respect to any registerable Collateral used in connection with Margin Activities permitted under the Credit Agreement.

                  4.5.4 Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit the Administrative Agent or its nominee at any time after the continuance of a Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.

         4.6. Pledged Deposits. No Grantor will withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Administrative Agent.

         4.7. Deposit Accounts. Each Grantor will (i) upon the Administrative Agent's request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent in order to give the Administrative Agent Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Administrative Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Administrative Agent's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance reasonably acceptable to the Administrative Agent, transferring ownership of the Deposit Account to the Administrative Agent or transferring dominion and control over each such other deposit to the Administrative Agent until such time as no Default exists. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

         4.8. Letter-of-Credit Rights. Each Grantor will, upon the Administrative Agent's request, cause each issuer of a letter of credit, to consent to the assignment of proceeds of the letter of credit in order to give the Administrative Agent Control of the letter-of-credit rights to such letter of credit.

         4.9. Federal, State or Municipal Claims. Each Grantor will notify the Administrative Agent of any Collateral owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

         4.10. Intellectual Property. If, after the date hereof, any Grantor files an application to register any new patentable invention, trademark or copyright in addition to the patents, trademarks and copyrights described in Exhibit B, which are all of such Grantor's patents, trademarks and copyrights as of the Closing Date, then such Grantor shall give the Administrative Agent notice thereof as part of the compliance certificate provided to the Agent pursuant to Section 6.1.3 of the Credit Agreement, and the security interest granted to the Administrative Agent hereunder shall automatically apply thereto. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence such security interest in a form appropriate for recording in the applicable federal office. Each Grantor also hereby authorizes the Administrative Agent to modify this Security Agreement unilaterally (i) by amending Exhibit B to include any future patents, trademarks and/or copyrights of which the Administrative Agent receives notification from such Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Exhibit B a description of such future patents, trademarks and/or copyrights.

         4.11. Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a commercial tort claim belonging to such Grantor that has arisen in the course of such Grantor's business in addition to the commercial tort claims described in Exhibit E, which are all of such Grantor's commercial tort claims as of the Closing Date, then such Grantor shall give the Administrative Agent notice thereof as part of the compliance certificate provided to the Agent pursuant to Section 6.1.3 of the Credit Agreement. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.

                                   ARTICLE V
                                     DEFAULT

         5.1. Acceleration and Remedies. Upon the acceleration of the Secured Obligations under the Credit Agreement pursuant to Section 8.1 thereof, the Obligations and, to the extent provided for under the Rate Management Transactions evidencing the same, the Rate Management Obligations, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Administrative Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

                  5.1.1 Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to the Administrative Agent and the Holders of Secured Obligations prior to a Default.

                  5.1.2 Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

                  5.1.3 Without notice except as specifically provided in
         Section 8.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.

The Administrative Agent, on behalf of the secured parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Rate Management Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.1 upon the occurrence of any event which would allow or require the termination or acceleration of any Rate Management Obligations pursuant to the terms of the agreement governing any Rate Management Transaction.

         5.2. Grantors' Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the Continuation of a Default, each Grantor will:

                  5.2.1 Assembly of Collateral. Assemble and make available to the Administrative Agent the Collateral and all records relating thereto at any place or places specified by the Administrative Agent.

                  5.2.2 Secured Party Access. Permit the Administrative Agent, by the Administrative Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

         5.3. License. The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, such Grantor's rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit. In addition, each Grantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of a Default, sell any of such Grantor's Inventory directly to any person, including without limitation persons who have previously purchased such Grantor's Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent's rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

                                   ARTICLE VI
                        WAIVERS, AMENDMENTS AND REMEDIES

         No delay or omission of the Administrative Agent or any Holder of Secured Obligations to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 8.2 of the Credit Agreement and each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Domestic Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Holders of Secured Obligations until the Secured Obligations have been paid in full.

                                  ARTICLE VII
                       PROCEEDS; COLLECTION OF RECEIVABLES

         7.1. Lockboxes. Upon request of the Administrative Agent after the occurrence and during the continuation of a Default, each Grantor shall execute and deliver to the Administrative Agent lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Agent.

         7.2. Collection of Receivables. The Administrative Agent may at any time after the occurrence and during the continuation of a Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Holders of Secured Obligations. In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Holders of Secured Obligations, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 hereof.

         7.3. Special Collateral Account. Upon the occurrence and during the continuation of a Default, the Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. If any Default has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Secured Parties), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

         7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

                  (a) FIRST, to payment of all reasonable costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Administrative Agent pursuant to this Security Agreement;

                  (b) SECOND, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

                  (c) THIRD, to payment of the principal of the Secured Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them;

                  (d) FOURTH, to payment of any Secured Obligations (other than those listed above) pro rata among those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them; and

                  (e) FIFTH, the balance, if any, after all of the Secured Obligations have been satisfied, shall be distributed by the Administrative Agent to the applicable Grantor or at its direction.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1. Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least thirty days prior to
(i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

         8.2. Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

         8.3. Secured Party Performance of Grantor's Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section
8.3. Each Grantor's obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

         8.4. Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral,
(ii) upon the occurrence and during the continuation of a Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property,

(v) upon the occurrence and during the continuation of a Default, subject to the terms of the Credit Agreement, to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or such Grantor, (vi) upon the occurrence and during the continuation of a Default, to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (vii) upon the occurrence and during the continuation of a Default, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

         8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.4 or 5.2 or in Article VII hereof will cause irreparable injury to the Administrative Agent and the Holders of Secured Obligations, that the Administrative Agent and Holders of Secured Obligations have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Holders of Secured Obligations to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

         8.6. Use and Possession of Certain Premises. Upon the occurrence and during the continuation of a Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

         8.7. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Holders of Secured Obligations and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent.

         8.8. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

         8.9. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

         8.10. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Administrative Agent or the Holders of Secured Obligations which would give rise to any Secured Obligations are outstanding.

         8.11. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

         8.12. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         8.13. Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor with respect to any payment or distribution of any kind or character, either in cash, securities or other property is and shall be expressly subordinated to the Secured Obligations pursuant to those terms and conditions set forth in the Credit Agreement.

                                   ARTICLE IX
                                     NOTICES

         9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Article XIII of the Credit Agreement; and any such notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.

         9.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

                                    ARTICLE X
                            THE ADMINISTRATIVE AGENT

         Bank One, NA (Main Office Chicago) has been appointed Administrative Agent for the Holders of Secured Obligations hereunder pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Holders of Secured Obligations to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Administrative Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.


                            [SIGNATURE PAGES FOLLOW]

                 SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT
         IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.



                                 HEADWATERS INCORPORATED, as a Grantor


                                 By   /s/ Steven G. Stewart
                                    --------------------------------------------
                                 Name:  Steven G. Stewart
                                 Title: Chief Financial Officer







                                 COVOL SERVICES CORPORATION,
                                 HEADWATERS CLEAN COAL CORP.,
                                 HEADWATERS HEAVY OIL, INC.,
                                 HEADWATERS NANOKINETIX, INC.,
                                 HEADWATERS OLYSUB CORPORATION,
                                 HEADWATERS TECHNOLOGY INNOVATION
                                      GROUP, INC.,
                                 HTI CHEMICAL SUBSIDIARY, INC.
                                 HYDROCARBON TECHNOLOGIES, INC.,
                                      each as a Guarantor


                                 By   /s/ Harlan M. Hatfield
                                    --------------------------------------------
                                 Name:  Harlan M. Hatfield
                                 Title: Vice President, General Counsel and
                                        Secretary

                                 ACM GEORGIA, INC.,
                                 AMERICAN CONSTRUCTION MATERIALS, INC.,
                                 GLOBAL CLIMATE RESERVE CORPORATION,
                                 ISG LIBERTY, INC.,
                                 ISG RESOURCES, INC.,
                                 BEST MASONRY & TOOL SUPPLY, INC.,
                                 LEWIS W. OSBORNE, INC.,
                                 UNITED TERRAZZO SUPPLY CO., INC.,
                                 MAGNA WALL, INC.,
                                 ISG MANUFACTURED PRODUCTS, INC.,
                                 ISG PARTNER, INC.,
                                 ISG SERVICES CORPORATION,
                                 ISG SWIFT CRETE, INC.,
                                 DON'S BUILDING SUPPLY, L.P.,
                                 PALESTINE CONCRETE TILE COMPANY, L.P.,
                                      each as a Guarantor


                                 By       /s/ Brett A. Hickman
                                    --------------------------------------------
                                 Name:  Brett A. Hickman
                                 Title: Senior Vice President, General Counsel
                                        and Secretary

                                 BANK ONE, NA, as Administrative Agent

                                 By:   /s/ Tony C. Nielsen
                                    --------------------------------------------
                                 Name:  Tony C. Nielsen
                                 Title:  First Vice President